Exhibit 10.97

English Translation

Power of Attorney

The Company, Beijing Gamease Age Digital Technology Co., Ltd., a limited liability company legally established and validly existing in the People’s Republic of China (hereinafter referred to as the “PRC”) , is the shareholder of Shenzhen 7Road Technology Co., Ltd. (hereinafter referred to as “7Road Technology”) holding 100% equity interest in 7Road Technology, hereby irrevocably authorizes the person (“Attorney-in-fact”) designated from time to time by written resolution of the Board of Directors of Shenzhen 7Road Network Technologies Co., Ltd. (hereinafter referred to as “7Road Network”) with the following powers and rights during the term of this Power of Attorney:

The Company hereby appoints the Attorney-in-fact as its exclusive and sole agent to exercise, on behalf of the Company, all shareholder’s rights in accordance with PRC laws and 7Road Technology’s Articles of Association (including the version currently in effect and the versions amended from time to time in future), including but not limited to making shareholders’ resolutions (including matters such as nominating, electing, or appointing the director, general manager, principal financial officer or other senior management personnel, and determining distribution of dividend), to sell or transfer any or all of equity interests held by the Company in 7Road Technology.

Such authorization and appointment are based upon the precondition that the Attorney-in-fact is still serving in 7Road Network or its affiliates. Once the Attorney-in-fact loses his title or position in 7Road Network or its affiliates or the Board of Directors of 7Road Network terminates such authorization and appointment by written resolution and written notice, the authorization and appointment made by the Company hereby shall be no longer in force immediately and the new Attorney-in-fact nominated by written resolution of the Board of Directors of 7Road Network shall be authorized to exercise the full aforesaid rights on behalf of the Company.

The term of this Power of Attorney is equal to the term of the Amended and Restated Business Operation Agreement jointly executed by 7Road Technology, 7Road Network and the Company on June 5, 2013. If the term of the Amended and Restated Business Operation Agreement terminates prematurely or renews, the term of this Power of Attorney will terminate simultaneously or renew to the same term with the Amended and Restated Business Operation Agreement. Within the term of this Power of Attorney, this Power of Attorney shall not be revised or terminated without the written consent of 7Road Network.

Beijing Gamease Age Digital Technology Co., Ltd.

Authorized representative:

/s/ Wang Tao

June 5, 2013